Exhibit 99.1
Penumbra, Inc. Reports Third Quarter 2026 Financial Results

ALAMEDA, Calif., Oct. 29, 2026 /PRNewswire/ -- Penumbra, Inc. (NYSE: PEN), the world’s leading thrombectomy company, today reported financial results for the third quarter ended September 30, 2026.
•Revenue of $410.1 million in the third quarter of 2026, an increase of 15.6% compared to the third quarter of 2025.
•Global thrombectomy revenue of $279.2 million in the third quarter of 2026, an increase of 18.1% compared to the third quarter of 2025. U.S. VTE revenue increased 26.0% compared to the same period a year ago.
•Global embolization and access revenue of $131.0 million in the third quarter of 2026, an increase of 10.8% compared to the third quarter of 2025.
•U.S. neuro revenue of $77.9 million in the third quarter of 2026, an increase of 19.3% compared to the third quarter of 2025.
•Gross profit margin of 68.3% in the third quarter of 2026, an increase of 0.5% compared to the third quarter of 2025.
•Total operating expenses of $229.6 million in the third quarter of 2026, comprised of R&D of $25.4 million and SG&A of $204.2 million, which includes $7.1 million of acquisition-related expenses associated with the pending acquisition of Penumbra, Inc. by Boston Scientific Corporation.
•Income from operations of $50.7 million and net income of $42.3 million in the third quarter of 2026.

Full Year 2026 Financial Outlook and Webcast and Conference Call Information
Given the pending acquisition of Penumbra, Inc. by Boston Scientific Corporation (NYSE: BSX), the Company will not be providing financial guidance for the full year 2026 or hosting a conference call to discuss financial results for the three months ended September 30, 2026.
About Penumbra
Penumbra, Inc., the world’s leading thrombectomy company, is focused on developing the most innovative technologies for challenging medical conditions such as ischemic stroke, venous thromboembolism such as pulmonary embolism, and acute limb ischemia. Our broad portfolio, which includes computer assisted vacuum thrombectomy (CAVT), centers on removing blood clots from head-to-toe with speed, safety and simplicity. By pioneering these innovations, we support healthcare providers, hospitals and clinics in more than 100 countries, working to improve patient outcomes and quality of life. For more information, visit www.penumbrainc.com and connect on Instagram, LinkedIn, and X.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: the risk that the pending acquisition by Boston Scientific Corporation will not be completed in the expected timeframe or at all, including the risk that required regulatory approvals will not be obtained; potential adverse effects to our business during the pendency of the acquisition, such as employee departures or diversion of management’s attention from our business; failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory or other assets; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 25, 2026. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$254,282	$186,897
Marketable investments	419,330	357,919
Accounts receivable, net	195,216	190,021
Inventories	459,132	431,549
Prepaid expenses and other current assets	48,671	50,298
Total current assets	1,376,631	1,216,684
Property and equipment, net	156,443	117,436
Operating lease right-of-use assets	164,346	173,587
Finance lease right-of-use assets	23,510	25,972
Intangible assets, net	5,549	6,186
Goodwill	166,479	166,750
Deferred taxes	79,221	79,188
Other non-current assets	52,924	40,716
Total assets	$2,025,103	$1,826,519
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$41,961	$34,736
Accrued liabilities	174,767	132,163
Current operating lease liabilities	14,706	13,841
Current finance lease liabilities	2,376	2,393
Total current liabilities	233,810	183,133
Non-current operating lease liabilities	173,277	182,751
Non-current finance lease liabilities	19,031	20,714
Other non-current liabilities	15,476	12,318
Total liabilities	441,594	398,916
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	1,236,068	1,185,525
Accumulated other comprehensive income	37	4,348
Retained earnings	347,365	237,691
Total stockholders’ equity	1,583,509	1,427,603
Total liabilities and stockholders’ equity	$2,025,103	$1,826,519

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$410,145	$354,685	$1,174,949	$1,018,280
Cost of revenue	129,842	114,269	376,291	337,971
Gross profit	280,303	240,416	798,658	680,309
Operating expenses:
Research and development	25,361	22,677	73,139	67,972
Sales, general and administrative	204,203	168,901	595,507	482,321
Total operating expenses	229,564	191,578	668,646	550,293
Income from operations	50,739	48,838	130,012	130,016
Interest and other income, net	5,577	3,487	14,179	11,477
Income before income taxes	56,316	52,325	144,191	141,493
Provision for income taxes	14,037	6,474	34,517	11,149
Net income	$42,279	$45,851	$109,674	$130,344

Net income per share:
Basic	$1.07	$1.17	$2.79	$3.36
Diluted	$1.07	$1.17	$2.77	$3.32
Weighted average shares outstanding:
Basic	39,402,195	39,078,378	39,344,326	38,827,038
Diluted	39,620,298	39,302,239	39,598,030	39,250,680

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions
(unaudited)
(in thousands, except for percentages)

	Three Months Ended September 30,		Change
	2026	2025	$	%
United States	$324,248	$275,029	$49,219	17.9%
International	85,897	79,656	6,241	7.8%
Total	$410,145	$354,685	$55,460	15.6%

	Nine Months Ended September 30,		Change
	2026	2025	$	%
United States	$926,080	$792,707	$133,373	16.8%
International	248,869	225,573	23,296	10.3%
Total	$1,174,949	$1,018,280	$156,669	15.4%

Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories
(unaudited)
(in thousands, except for percentages)

	Three Months Ended September 30,		Change
	2026	2025	$	%
Thrombectomy	$279,157	$236,422	$42,735	18.1%
Embolization and Access	130,988	118,263	12,725	10.8%
Total	$410,145	$354,685	$55,460	15.6%

	Nine Months Ended September 30,		Change
	2026	2025	$	%
Thrombectomy	$792,055	$693,222	$98,833	14.3%
Embolization and Access	382,894	325,058	57,836	17.8%
Total	$1,174,949	$1,018,280	$156,669	15.4%

Investor Relations
Penumbra, Inc.
investors@penumbrainc.com
Source: Penumbra, Inc.